Calculation of Filing Fee Tables
S-3
SOUTHERN POWER CO
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Southern Power Company Preferred Stock	457(o)
		Debt	Southern Power Company Senior Notes	457(o)
		Debt	Southern Power Company Junior Subordinated notes	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.0001531	$ 76,550.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Southern Power Company Preferred Stock	415(a)(6)						S-3	333-268044	11/10/2022
Carry Forward Securities		Debt	Southern Power Company Senior Notes	415(a)(6)						S-3	333-268044	11/10/2022
Carry Forward Securities		Debt	Southern Power Company Junior Subordinated notes	415(a)(6)						S-3	333-268044	11/10/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 1,500,000,000.00			S-3	333-268044	11/10/2022	$ 165,300.00
			Total Offering Amounts:				$ 2,000,000,000.00		$ 76,550.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 76,550.00
Offering Note
[1]	The Registration Statement to which this Calculation of Filing Fee Table is attached (the "Registration Statement") covers such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes and such presently indeterminate number of shares of Preferred Stock of Southern Power Company (together, the "Securities"), with an aggregate initial offering price not to exceed $2,000,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, this Calculation of Filing Fee Table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

[2]	Southern Power Company previously filed a Registration Statement on Form S-3 (File No. 333-268044) (the "Prior Registration Statement"), which registered an unallocated aggregate offering price of $1,500,000,000 of Securities, all of which remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the Unsold Securities and Southern Power Company is continuing to apply the filing fee of $165,300 previously paid in connection with the Unsold Securities to the Unsold Securities. The net filing fee due of $76,550 relates to the $500,000,000 aggregate offering price of newly-registered Securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement.